Exhibit 31.1

CERTIFICATION

I, Jose Garcia, Principal Executive Officer of the registrant, certify that:

1. I have reviewed this quarterly report on Form 10-Q/A of American International Ventures, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: July 6, 2017

/s/ Jose Garcia

Jose Garcia

Principal Executive Officer